Exhibit 99.2

CONTACT:	Lewis J. Derbes, Jr. Stewart Enterprises, Inc. 1333 S. Clearview Parkway Jefferson, LA 70121 504-729-1400	FOR IMMEDIATE RELEASE

STEWART ENTERPRISES, INC. DECLARES QUARTERLY DIVIDEND

JEFFERSON, La.—(BUSINESS WIRE)—December 14, 2011—Stewart Enterprises, Inc. (Nasdaq GS: STEI) reported today that its Board of Directors has declared its regular quarterly cash dividend of $0.035 per share. The dividend is payable on January 26, 2012 to holders of record of Class A and Class B Common Stock as of the close of business on January 12, 2012.

As previously announced, on Thursday, December 15, 2011, the Company will report fourth quarter and year-end results for fiscal year 2011 after the market closes. The Company’s senior management will conduct a conference call for investors on Friday, December 16, 2011, at 10 a.m., Central Time. A question and answer session will follow a brief presentation.

Dial-In Number: The teleconference dial-in number is 1-877-317-6789. If you would like to participate, please call the number 15 minutes prior to the start time. If you are calling from outside the United States, the dial-in number is 1-412-317-6789.

Founded in 1910, Stewart Enterprises, Inc. is the second largest provider of products and services in the death care industry in the United States, currently owning and operating 218 funeral homes and 141 cemeteries. Through its subsidiaries, the Company provides a complete range of funeral and cremation merchandise and services, along with cemetery property, merchandise and services, both at the time of need and on a preneed basis.